As filed with the Securities and Exchange Commission on June 16, 2021

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0376008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Third Floor

New York, New York 10036

Telephone: (844) 967-2633

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

Telephone: (888) 528 2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Telephone: (212) 660-3000 Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-236194

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.012 par value	$4,700,000	$512.77

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered an aggregate of $100,000,000 of its securities on a Registration Statement on Form S-3 (File No. 333-236194) declared effective by the Securities and Exchange Commission on February 10, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,700,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $4,700,000 of the registrant’s common stock, par value $0.012 per share. The contents of the Prior Registration Statement, including the exhibits and power of attorney thereto and all documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference in the Prior Registration Statement, are hereby incorporated by reference in this Registration Statement. The Prior Registration Statement continues and remains effective as to those securities registered thereunder.

The required opinion and consents are listed in Part II, Item 16 “Exhibits” of this Registration Statement and are filed herewith.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Sullivan & Worcester LLP as to validity of the securities being registered.

23.1	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1*	Power of Attorney

*	Previously filed on the signature page of the Registrant’s Prior Registration Statement and incorporated by reference herein.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 16, 2021.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Nadav Kidron
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Kidron		June 16, 2021
Nadav Kidron	President, Chief Executive Officer and Director (principal executive officer)

/s/ Avraham Gabay		June 16, 2021
Avraham Gabay	Chief Financial Officer (principal financial and accounting officer)

*		June 16, 2021
Aviad Friedman	Director

*		June 16, 2021
Dr. Miriam Kidron	Director

*		June 16, 2021
Dr. Arie Mayer	Director

*		June 16, 2021
Kevin Rakin	Director
*		June 16, 2021
Leonard Sank	Director

*		June 16, 2021
Gao Xiaoming	Director

*By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: Attorney-in-fact

II-2